 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 6, 2008

GREAT AMERICAN FAMILY PARKS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-127199	91-0626756
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

3420 Ocean Park Boulevard, Suite 3000, Santa Monica, CA 90405

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 450-9100

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2008, Wild Animal, Inc., a newly formed wholly-owned subsidiary of Great American Family Parks, Inc. (the “Company”), entered into a Real Estate Contract with Oak Oak, Inc. (the “Seller”), pursuant to which the Company acquired the assets of the Animal Paradise Family Fun Park (“Animal Paradise”).

Animal Paradise is a ride-through wild animal park, located in Strafford, Missouri, previously operated by Animal Paradise, LLC from March through December of each year.  In addition to the ride-through safari, the park contains a go-kart speedway and petting zoo.

The acquisition was completed in March 6, 2008.  Assets acquired include: (i) the real property on which the park is located which is comprised of approximately 250 acres of land and the fixtures thereon, (ii) certain equipment utilized in the operation of the park, certain office equipment, (iii) certain items and fixtures utilized in the gift shop and (iv) 13 go-karts and certain equipment associated with the operation of the go-karts.

The consideration paid for the assets, aggregating $2,000,000, consisted of $250,000 in cash and a promissory note issued by Wild Animal, Inc to the Seller in the principal amount of $1,750,000 (the “Note”).  The Note bears interest at 8% per annum.  Monthly installments on the Note will be equal to $12,840.94 for 35 months with a balloon payment due on April 5, 2011.  In addition, pursuant to the terms of the Note, Wild Animal, Inc. has the right to extend the maturity date of the Note for an additional 24 months beyond the original maturity date upon the payment of a fee of $50,000.  To secure the Note, Wild Animal Safari, Inc. entered into a Deed of Trust and a  Security Agreement, pursuant to which it granted the Buyer a security interest in certain of the assets acquired.

The foregoing descriptions of the Real Estate Contract, the Note, and the Security Agreement are included to provide information regarding their terms.  They do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of the Real Estate Contract, the Note, the Deed of Trust and Security Agreement, which are filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

2.1

Real Estate Contract dated March 6, 2008

99.1

Press Release of Great American Family Parks, Inc. dated March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT AMERICAN FAMILY PARKS, INC.

Date: March 10, 2008	By:	/s/ Larry Eastland
Name: Larry Eastland
Chief Executive Officer,
Chairman of the Board

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